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                                                                     EXHIBIT 1.1

                                5,500,000 Shares

                            SUNBELT AUTOMOTIVE GROUP

                                  Common Stock

                               ($0.001 Par Value)

                             UNDERWRITING AGREEMENT

RAYMOND JAMES & ASSOCIATES, INC.
As Representative of the
   Several Underwriters
c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716


Ladies and Gentlemen:

                                                          August [       ], 1998

         Sunbelt Automotive Group, Inc., a Georgia corporation (the "Company"), subject to the terms and conditions stated herein, proposes to issue and sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representative (the "Representative") an aggregate of 5,500,000 shares of the Company's Common Stock, $0.001 par value per share (the "Firm Shares"). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. In addition, the Company has agreed to sell, at the Underwriters' option and subject to the terms and conditions stated herein, an aggregate of 825,000 additional shares of the Company's Common Stock (the "Additional Shares") to cover over-allotments by the Underwriters, if any. The Firm Shares and the Additional Shares (to the extent the aforementioned option is exercised) are herein collectively referred to as the "Shares."

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         As the Representative, you have advised the Company (i) that you are authorized to enter into this Underwriting Agreement (the "Agreement") on behalf of the several Underwriters; and (ii) that the several Underwriters are willing, acting severally and not jointly, to purchase the number of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Additional Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters.

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         (a) The Company represents and warrants to each of the Underwriters as follows:

                  (i) A registration statement on Form S-1 (File No. 333-51451) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933 (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Act. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of Rule 430A under the Act) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means (A) the form of prospectus first filed with the Commission pursuant to Rule 424(b) or (B) if the Company elects to rely on Rule 434 under the Act, the last preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to the Underwriters for delivery to purchasers of the Shares, together with the term sheet or abbreviated term sheet filed with the Commission pursuant to Rule 424(b)(7) under the Act (the "Rule 434 Prospectus"). Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein

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         referred to as a "Preliminary Prospectus."

                  (ii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia, with full power and authority (corporate and other) to own or lease its properties and conduct its business (including, upon closing of the Merger and the Acquisitions (each as defined in the Registration Statement), the properties and businesses to be acquired pursuant to the Merger and the Acquisitions) as described in the Registration Statement. Each of the subsidiaries of the Company as listed in Exhibit 21.1 to Item 16(a) of the Registration Statement, including, but not limited to, the entities to be acquired by the Company pursuant to the Merger and the Acquisitions (collectively, the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Registration Statement. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business and are in good standing in all jurisdictions in which each conducts any business or owns or leases properties so as to require such qualification, except as would not result in any material adverse event or any development involving a prospective material adverse change in or affecting the capital stock, earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and its Subsidiaries, individually or taken as a whole, whether or not occurring in the ordinary course of business (a "Material Adverse Event"). The Company and each of its Subsidiaries has good and marketable title in fee simple to all the properties and assets owned by them, in each case free and clear of all liens, mortgages, pledges, charges, encumbrances and defects of any kind except such as are described or referred to in the Registration Statement, and any real properties and buildings held under lease by the Company or any of its Subsidiaries are held by them under valid, existing and enforceable leases, except as would not result in a Material Adverse Event.

                  (iii) All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; provided, however, that with respect to the entities to be acquired pursuant to the Jay Automotive Group Acquisition, the Wade Ford Acquisition, the Day's Chevrolet Acquisition, the Grindstaff Acquisition and the Robertson Acquisition (each as

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         defined in the Registration Statement and hereinafter collectively referred to as the "Closing Date Subsidiaries"), the representation of ownership is made only as of the Closing Date and any Additional Closing Date under this Agreement. No options, warrants, preemptive rights or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding, except pursuant to the Acquisition Agreements (as hereinafter defined) with respect to the Closing Date Subsidiaries.

                  (iv) Each of the agreements (the "Acquisition Agreements") governing the Acquisitions and the agreement governing the Merger (the "Merger Agreement") has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a legally valid and binding obligation of each such party and is enforceable against each such party in accordance with its terms; to the best of the Company's knowledge, each of the representations and warranties of the Subsidiaries and of each of the other parties set forth in the Acquisition Agreements and the Merger Agreement, was true and correct at the time such representations and warranties were made and will be true and correct at and as of the Closing Date (as defined herein) or the Effective Date (as defined herein) as may be the case, as if made at and as of such date (other than to the extent any such representation and warranty is expressly made as to only a certain other date). The term "Effective Date" shall mean the date upon which the Registration Statement is declared effective under the Act.

                  (v) This Agreement has been duly authorized, executed and delivered by the Company.

                  (vi) The statistical and market related data included in the Registration Statement are based on or derived from sources that the Company reasonably believes to be reliable and accurate.

                  (vii) The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of shareholders exist with respect to any of the Shares or the issuance and sale thereof; and all corporate action required to be taken for the authorization,

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         issuance and sale of such Shares has been validly taken. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock, except as described in the Registration Statement.

                  (viii) The information set forth under the caption "Capitalization" in the Prospectus is true and correct. All of the Shares conform in all material respects to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company's incorporation.

                  (ix) The Commission has not issued or, to the best of the Company's knowledge, threatened to issue an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all material information which is required to be included therein by, and will conform in all material respects to the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact, and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use in the preparation thereof. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (x) The consolidated financial statements of the Company and the Subsidiaries,

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         together with related notes and schedules as set forth in the
         Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company and the Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected financial data included in the Registration Statement presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The pro forma financial information included in the Registration Statement and the Prospectus presents fairly the information shown therein, has been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial information, has been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                (xi) Ernst & Young LLP, Pyke & Pierce, CPAs and Davis, Monk & Company, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

                (xii) There is no action, suit, claim, investigation or proceeding pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of the Subsidiaries or any of their respective properties or to which the Company or any of the Subsidiaries or any of their respective properties is or may be a party or to which any property of the Company or the Subsidiaries is or may be the subject, before any court or administrative agency or otherwise which, singly or in the aggregate, if determined adversely to the Company or any of its Subsidiaries could reasonably be expected to result in a Material Adverse Event or might prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement; the disclosure in the Registration Statement regarding legal proceedings complies in all material respects with Item 103 of Regulation S-K under the Act.

                (xiii) The Company and the Subsidiaries have good and marketable title in fee

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         simple to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, in each case free and clear of all liens, mortgages, pledges, charges, encumbrances or defects of any kind except those reflected in such financial statements (or as described in the Registration Statement) or except as would not result in a Material Adverse Event. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the descriptions thereof set forth in the Registration Statement. Any such property utilized by the Company or its Subsidiaries as an automotive dealership or repair center is currently zoned in a classification such as will permit the operation of such property as an automotive dealership or repair center with related parking and the conditions, if any, to the granting of zoning of such property have been satisfied and the Company has no knowledge of any pending or threatened application for changes in such zoning applicable to such property or any portions thereof.

                (xiv) Since the respective dates as of which information is given in the Registration Statement, there has not been any Material Adverse Event. There has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions entered into in the ordinary course of business and changes and transactions described in the Registration Statement. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company's financial statements which are included in the Registration Statement.

                (xv) The Company and the Subsidiaries have filed all federal, state, local and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith. All tax liabilities have been adequately provided for in the financial statements of the Company.

                (xvi) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under its Articles or Certificate of Incorporation or Bylaws, or under any agreement, lease, contract, indenture, mortgage, deed of trust or other instrument or obligation, including (except as disclosed in the Registration Statement) all Franchise Agreements (as defined in the Registration Statement) with any automobile manufacturer (a "Manufacturer"), or any other agreement with Manufacturers, to which it is a party or by which it, or any of its properties, is

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         bound, other than any such violation or default the occurrence of which would not result in a Material Adverse Event. Except as disclosed in the Registration Statement, the execution and delivery of this Agreement and each of the Merger Agreement and the Acquisition Agreements and the consummation of the transactions contemplated herein and therein and the fulfillment of the terms hereof and thereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement, lease, contract, indenture, mortgage, deed of trust or other instrument or obligation, including all agreements with Manufacturers, to which the Company or any Subsidiary is a party, or of the Articles or Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries, or any Order, rule or regulation applicable to the Company or any of its Subsidiaries of any United States federal, state, local or municipal court or of any United States regulatory body or administrative agency or other governmental body having jurisdiction over the Company or its Subsidiaries.

                (xvii) Each of the Company and the Subsidiaries owns, possesses or has obtained all licenses, approvals, consents, orders, permits, designations, declarations or other filings or authorizations by or with any United States federal, state, local or municipal, regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and such licenses, approvals, consents, orders, permits, designations, declarations, or other filings or authorizations are in full force and effect.

                (xviii) Each of the Company and the Subsidiaries owns, possesses or has obtained all licenses, approvals, consents, orders, permits, designations, declarations or other filings or authorizations (collectively, "Permits") by or with any United States federal, state, local or municipal, regulatory, administrative or other governmental body, which are necessary to own or lease, as the case may be, and to operate its properties and to conduct its businesses as conducted as of the date hereof and as proposed to be conducted, except where the failure to own, possess or obtain such Permits would not result in a Material Adverse Event, and neither has the Company or any of its Subsidiaries received any notice of any proceeding relating to any revocation or modification of any such Permit.

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                (xix) No consent, approval or other authorization of any
        automobile Manufacturer is required for the issuance and sale of the Shares to be sold by the Company or the consummation of the transactions contemplated herein or in the Acquisition Agreements or the Merger Agreement, except (i) the consent of each of the automobile Manufacturers named in Schedule II hereto and (ii) as described in the Prospectus.

                (xx) Each agreement to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries acts as a franchisee or dealer, whereby it sells products, including, without limitation, the Franchise Agreements listed on
        Schedule III hereto, each such Franchise Agreement or other agreement being listed as an exhibit to the Registration Statement, assuming due authorization, execution and delivery by the other party or parties thereto, is a valid and binding agreement and, except as disclosed in the Registration Statement or on Schedule III hereto, no default has occurred or is continuing thereunder, except such a default which would not result in a Material Adverse Event.

                (xxi) Neither the Company, nor to the best of the Company's knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the Nasdaq National Market in accordance with Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act").

                (xxii) Neither the Company nor any Subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission thereunder.

                (xxiii) Each of the Company and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization, and (D) the recorded accountability for assets is

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         compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (xxiv) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company believes are adequate for the conduct of their respective businesses and the value of their respective properties.

                (xxv) The Company and its Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of its Subsidiaries would have any liability; the Company and its Subsidiaries have not incurred and do not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (B) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                (xxvi) The Company's application to list the Shares on the Nasdaq National Market has been approved, subject to the notice of issuance.

                (xxvii) To the best of the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater security holders, except as otherwise disclosed in writing to the Representative.

                (xxviii) To the best of the Company's knowledge, any Year 2000 problem relating to the Company's or any of its Subsidiaries' management information systems, computer hardware or software or the management information systems, computer hardware or software of any of the Manufacturers, distributors or other vendors to the Company or any of its Subsidiaries will not result in a material liability to the Company and will not otherwise result in a Material Adverse Event.

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                (xix) To the best of the Company's knowledge, no labor problem exists with its employees or with employees of any of the Subsidiaries that could adversely affect the Company and its Subsidiaries, individually or in the aggregate, and the Company is not aware of any existing or imminent labor disturbance by the employees of the Company's or its Subsidiaries' principal suppliers (other than General Motors Corporation), contractors or customers that could be expected to result in a Material Adverse Event.

                (xxxi) Except as disclosed in the Registration Statement and except as would not individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, result in a Material Adverse Event, (A) the Company and each of its Subsidiaries are each in compliance with all applicable Environmental Laws, (B) the Company and each of its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company's knowledge, threatened Environmental Claims against the Company or its Subsidiaries, and (D) there are no circumstances known to the Company with respect to any property or operations of the Company or its Subsidiaries that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or its Subsidiaries.

                For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States federal state, local or municipal law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment applicable to the business of the Company and the Subsidiaries, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notice of noncompliance or violation, investigations or proceedings relating to any Environmental Law.

                (xxxii) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement which is not so described.

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                (xxxiii) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring of any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Prospectus.

 2.      PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES

         (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of [$ ] per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

         (b) Payment for the Firm Shares to be sold hereunder is to be made by official bank check or checks to the order of, or by wire transfer to the account of, the Company, in immediately available funds against delivery of certificates therefor to the Representative for the several accounts of the Underwriters. Such payment and delivery are to be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, at 10.00 a.m., eastern daylight time, on the third (or if the Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m., Washington, D.C. time, the fourth) full business day after the date of this Agreement or at such other time and date as you and the Company shall agree upon in writing, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Representative requests in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representative at least one business day prior to the Closing Date.

                 (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Additional Shares at the price per share as set forth in paragraph
(a) of this Section 2. The option granted hereby may be exercised in whole or

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in part by giving written notice (i) at any time on or before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representative of the several Underwriters, to the Company, setting forth the number of Additional Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Additional Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Additional Shares are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Additional Shares Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Additional Shares Closing Date. The number of Additional Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Additional Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares, and subject to adjustments in accordance with Section 9 hereof. The option with respect to the Additional Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. So long as such option to purchase Additional Shares has not been exercised in whole, you, as Representative of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for any Additional Shares to be purchased shall be made by official bank check or checks to the order of, or by wire transfer to the account of, the Company, in immediately available funds against delivery of certificates therefor to the Representative for the several accounts of the Underwriters on the Additional Shares Closing Date at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716. The certificates for any Additional Shares will be delivered in such denominations and in such registrations as the Representative requests in writing not later than the second full business day prior to the Additional Shares Closing Date, and will be made available for inspection by the Representative at least one business day prior to the Additional Shares Closing Date.

3.       OFFERING BY THE UNDERWRITERS.

         Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions disclosed in the Prospectus.

         It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.       COVENANTS OF THE COMPANY.

         (a) The Company covenants and agrees with the several Underwriters that:

                (i) The Company will (A) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, and (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance in all material respects with the Rules and Regulations. If the Company elects to rely on Rule 434 under the Act, the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus (including copies of a term sheet that complies with the requirements of Rule 434 under the Act), in such number as the Underwriters may reasonably request, and file with the Commission in accordance with Rule 424(b) of the Act the form of Prospectus complying with Rule 434 (b)(2) of the Act before the close of business on the second business day immediately following the date hereof. If the Company elects not to rely on Rule 434 under the Act, the Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) of the Act before the close of business on the second business day immediately following the date hereof.

                (ii) The Company will advise the Representative promptly (A) after it shall have received notice thereof of the time when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose and (E) of any change in the Company's condition (financial or otherwise), business, prospects, properties, net worth or results of operations, or of any other event that comes to the attention of the Company, that results in the Registration Statement or the Prospectus (as then amended or supplemented) containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. The Company will use its best efforts to prevent the issuance of any stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                (iii) The Company will cooperate with the Representative in endeavoring to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Shares. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise the Representative promptly in writing.

                (iv) The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may be reasonably requested), and of all amendments thereto, as the Representative may reasonably request.

                (v) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

                (vi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

                (vii) The Company will, for a period of five years from the Closing Date, deliver to the Representative copies of annual reports and copies of all other documents, reports and information furnished by the Company to its shareholders or filed with the NASD or any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act. The Company will deliver to the Representative similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

                (viii) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company, any Shares issuable upon exercise of stock options and any other securities convertible, exchangeable or exercisable for Common Stock or derivative of

         Common Stock (or agreement for such) will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of Raymond James & Associates, Inc., except for (i) shares of Common Stock issuable at the closing of each of the Merger and the Acquisitions,
         (ii) shares of Common Stock issuable pursuant to option plans, warrants and other rights to acquire shares that are described in the Registration Statement and (iii) shares of Common Stock issuable in connection with acquisitions to be made by the Company of automobile dealerships, repair shops or collision centers or related automotive businesses and assets, provided that each recipient of such shares in any such acquisition agrees in writing to be subject to the transfer restrictions imposed pursuant to this Section 4 (viii) to the extent the 180-day period following the date of this Agreement has not expired

                (ix) The Company will use its best efforts to list, subject to notice of issuance, the Shares on the Nasdaq National Market.

                (x) The Company has caused each officer and director and certain shareholders of the Company to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company, any shares issuable upon exercise of stock options and any other securities convertible, exchangeable or exercisable for Common Shares or derivative of Common Stock owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 180 days after the date of this Agreement, directly or indirectly, except with the prior written consent of you and the Company.

                (xi) The Company shall apply the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

                (xii) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

                (xiii) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same person or entity) for the Common Stock.

                (xiv) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

                (xv) The Company will use its best efforts to qualify or register its Common Stock for sale in non-issuer transactions (or obtain exemptions) from the application of the blue sky laws of each state where necessary to permit market making transactions and secondary trading, and will comply with such blue sky laws and will continue such qualifications, registrations and exemptions in effect for a period of five years after the date hereof.

                (xvi) The Company will comply with all provisions of any undertakings contained in the Registration Statement.

5.       COSTS AND EXPENSES.

         The Company will pay all costs, expenses and fees incident to the performance of its obligations under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Master Agreement Among Underwriters, the Underwriters' Selling Memorandum, the Underwriters' Questionnaire, the Underwriters' Invitation Letter, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; the listing fee of the Nasdaq National Market; the expenses for travel, lodging and meals incurred by the Company and any of its officers, directors and employees in connection with meetings with prospective investors in the Shares and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under state securities or Blue Sky laws. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Company. The Company shall not, however, be required to pay for any of the

Underwriters' other expenses (other than those related to qualification under NASD regulation and state securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 11(a)(i) hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.       CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

         The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Additional Shares, if any, on the Additional Shares Closing Date are subject to the accuracy, as of the Closing Date or the Additional Shares Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of their covenants and obligations hereunder and to the following additional conditions:

         (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

         (b) The Representative shall have received on the Closing Date or the Additional Shares Closing Date, as the case may be, the opinions of Stephen C. Whicker, P.C. and

Schnader, Harrison, Segal and Lewis LLP, counsel for the Company, dated the Closing Date or the Additional Shares Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

                 (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; and the Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except jurisdictions in which the failure to qualify would not result in a Material Adverse Event.

                 (ii) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; the authorized shares of the Company's Common Stock have been duly authorized; the outstanding shares of the Company's Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform in all material respects to the description thereof contained in the Prospectus; and the form of certificate evidencing the Common Stock complies with Georgia law in all material respects.

                 (iii) Each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; each of the Subsidiaries is duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification and in which the failure to qualify would result in a Material Adverse Event; and the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company or a Subsidiary and, to the best of such counsel's knowledge, the outstanding shares of capital stock of each of the Subsidiaries are owned free and clear of all liens, encumbrances and equities and claims, and no options, warrants, preemptive rights or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Subsidiaries are outstanding.

                 (iv) The Shares of Common Stock, including the Additional Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of shareholders exist with respect to any of the Shares or the issue or sale thereof.

                 (v) The Shares have been approved for listing on the Nasdaq National Market, subject to notice of issuance.

                 (vi) Except as described in or contemplated by the Prospectus, to the best knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the best of such counsel's knowledge, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

                 (vii) All offers and sales of the Company's capital stock prior to the date hereof and in connection with the Merger and the Acquisitions, were or will be, as the case may be, at all relevant times duly registered under the Act or exempt from the registration requirements of the Act and were duly registered or exempt from the registration requirements of applicable state securities or blue sky laws.

                 (viii) Each of the Acquisition Agreements and the Merger Agreement has been duly authorized, executed and delivered by the Company and each of the parties thereto and constitutes a legally binding obligation of each such party and is enforceable against each such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, by general principles of equity whether such enforceability is considered in a proceeding in law or equity and by the discretion of the court before which any proceeding therefor may be brought.

                (ix) Except as disclosed in the Registration Statement, each of the Company and its Subsidiaries owns, possesses or has obtained all required consents and approvals from all Manufacturers and any other automobile distributors with respect to the Acquisitions and the Merger and the issuance and sale of the Shares hereunder. To the best of such counsel's knowledge, the list attached as Schedule II hereto is a complete and accurate list of all Manufacturers from which the Company is required to obtain consent or approval with respect to the transactions contemplated by the Acquisition Agreements and the Merger Agreement and the issuance and sale of the Shares hereunder.

                (x) The Registration Statement has become effective under the Act; any required filing of the Preliminary Prospectus pursuant to Rule 424(a) or of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule; and to the best of the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

                (xi) The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations thereunder (except that such counsel need express no opinion as to the financial statements and related schedules contained therein).

                (xii) The descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings or contracts and other documents and statements of law or legal conclusions are accurate in all material respects and fairly present the information required to be shown; and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Registration Statement or Prospectus that are not described as required.

                (xiii) The statements under the captions "The Merger," "The Acquisitions," "Management-Executive Officers, Directors; Key Personnel," "Management-Incentive Stock Plan," "Management-Executive Employment Agreements," "Certain Transactions," "Description of Capital Stock" and "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

                (xiv) Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

                (xv) Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries except as set forth in the Prospectus; and, to such counsel's knowledge, neither the Company nor any of its Subsidiaries is in violation of, or in default with respect to, any statute, regulation, rule, order, judgment or decree, except as described in the Prospectus, nor is the Company or any Subsidiary required to take any action in order to avoid any such violation or default.

                (xvi) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Representative, constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, by general principles of equity whether such enforceability is considered in a proceeding in law or equity and by the discretion of the court before which any proceeding therefor may be brought, and except to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws.

                (xvii) The execution and delivery of this Agreement and the agreements governing the Merger and the Acquisitions, and the performance by the Company and each of the Subsidiaries of its obligations hereunder and thereunder and the consummation of the transactions contemplated herein and therein do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Articles or Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries, or any agreement or instrument, including (except as disclosed in the Registration Statement) all agreements with Manufacturers filed as exhibits to the Registration Statement.

                (xviii) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than the registration under the Act of the Shares and as may be required by the NASD or as required by state securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made under the Act or the Exchange Act.

                (xix) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

                (xx) The Underwriters (assuming that they are bona fide purchasers within the meaning of the Uniform Commercial Code) will acquire good and marketable title to the Shares being sold by the Company on the Closing Date, and the Additional Shares Closing Date, as the case may be, free and clear of all liens, encumbrances, equities and claims.

                In rendering such opinion, Stephen C. Whicker, P.C. and Schnader, Harrison, Segal and Lewis LLP may rely as to matters governed by the laws of states other than Georgia or federal laws on local counsel in such jurisdictions. In addition, in rendering their opinions with respect to the Closing Date Subsidiaries, Stephen C. Whicker, P.C., and Schnader, Harrison, Segal and Lewis LLP may rely on opinions of counsel to those entities and certificates of officers, directors and shareholders of those entities. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Additional Shares Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Additional Shares Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein).

         (c) The Representative shall have received from Troutman Sanders LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Additional Shares Closing Date, as the case may be, substantially to the effect specified in subparagraphs (i), (iv), (x) and (xi) of Paragraph (b) of this
Section 6. In rendering such opinion Troutman Sanders LLP may rely as to all matters governed other than by the laws of the State of Georgia or federal laws on the opinion of counsel referred to in Paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) as of the Closing Date or the Additional Shares Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Additional Shares Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact, necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein).

         (d) The Representative shall have received at or prior to the Closing Date from Troutman Sanders LLP a memorandum or summary, in form and substance satisfactory to the Representative, with respect to the qualification for offering and sale by the Underwriters of the Shares under the state securities or Blue Sky laws of such jurisdictions as the Representative may reasonably have designated to the Company.

         (e) You shall have received, on each of the dates hereof (or, if the Registration Statement has been declared effective prior to the execution and delivery of this Agreement, dated such effective date and the date of this Agreement), the Closing Date and the Additional Shares Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or the Additional Shares Closing Date, in form and substance satisfactory to you, of Ernst & Young LLP, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus. In the event that the letters referred to in this Section 6(e) set forth any changes, decreases or increases in the items specified in said letters, it shall be a further condition to the obligations of the Underwriters that (i) such letters shall be accompanied by a written explanation by the Company as to the significance thereof, unless the Representative deems such explanation unnecessary, and (ii) such changes, decreases or increases do not, in your sole judgment, make it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Closing Date or Additional Shares Closing Date, as the case may be, as contemplated by the Registration Statement, as amended as of the date of such letter.

         (f) The Representative shall have received on the Closing Date or the Additional Shares Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer and the Secretary of the Company to the effect that, as of the Closing Date or the Additional Shares Closing Date, as the case may be, each of them severally represents as follows:

                (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

                (ii) He or she does not know of any litigation instituted or threatened against the Company of a character required to be disclosed in the Registration Statement which is not so disclosed; he or she does not know of any material contract required to be filed as an exhibit to the Registration Statement which is not so filed; and the representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Additional Shares Closing Date, as the case may be;

                (iii) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made;

                (iv) He or she has carefully examined the Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement the Registration Statement does not include any untrue statement of a material fact or omit to state any material fact necessary to make statements contained therein not misleading, and the Prospectus does not include any untrue statement of material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and since the effective date of the Registration Statement, no event has occurred which is required to have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

                (v) Since the respective dates as of which information is given in the Registration Statement and Prospectus and except as disclosed in or contemplated by the Registration Statement, there has not been any Material Adverse Event.

         (g) The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

         (h) Subsequent to the date hereof there shall not have occurred any of the following: (i) any suspension or limitation in trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or in the Common Stock by the Commission or the Nasdaq National Market; (ii) a moratorium on commercial banking activities in New York declared by either federal or state authorities; or (iii) any outbreak or escalation of hostilities involving the United States, declaration by the United States of a national emergency or war or any other national or international calamity or emergency if the effect of any such event specified in this clause
(iii) in your judgment makes it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Closing Date or Additional Shares Closing Date, as the case may be, as contemplated by the Registration Statement, as amended as of the date hereof.

         (i) The Firm Shares and Additional Shares, if any, have been approved for listing upon notice of issuance on the Nasdaq National Market.

         (k) The Lockup Agreements described in Section 4(a)(x) shall be in full force and effect.

         The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to Troutman Sanders LLP, counsel for the Underwriters.

         If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Additional Shares Closing Date, as the case may be.

         In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.       CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

         The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Additional Shares Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.       INDEMNIFICATION

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event
(i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or
(iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and does not include any admission or other statement of wrongdoing, negligence or improper activity of any kind of such indemnified party as a part of such settlement.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

         (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.       DEFAULT BY UNDERWRITERS.

         If on the Closing Date or the Additional Shares Closing Date as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representative of the Underwriters, shall use your reasonable efforts to procure within 48 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Additional Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 48 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the

Firm Shares or Additional Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (i) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Additional Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Additional Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (ii) if the aggregate number of shares of Firm Shares or Additional Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Additional Shares, as the case may be, covered hereby, the Company or you as the Representative of the Underwriters will have the right, by written notice given within the next 48-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Additional Shares Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.      NOTICES.

         All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: General Counsel; if to the Company to

                  Sunbelt Automotive Group, Inc.
                  5901 Peachtree-Dunwoody Road
                  Suite 250B
                  Atlanta, Georgia  30328
                  Attn.:   Stephen C. Whicker,
                           General Counsel

11.      TERMINATION

         This Agreement may be terminated by you by notice to the Company as follows:

         (a) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Event has occurred, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affects the business or operations of the Company,
(v) declaration of a banking moratorium by United States or New York State authorities, or (vi) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States;

         (b) as provided in Sections 6 and 9 of this Agreement; or

         (c) any termination pursuant to any of subparagraphs (ii) through (vi) of Section 11(b) shall be without liability of any party to any other party (except to the extent provided in Sections 5 and 8 hereof).

12.      SUCCESSORS.

         This Agreement has been and is made solely for the benefit of the Underwriters and, the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.      INFORMATION PROVIDED BY UNDERWRITERS.

         The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page of the Prospectus (insofar as such information relates to the Underwriters); legends required by Item 502(d) of Regulation S-K under the Act, Regulation M under the Exchange Act; and the information in the first, third, sixth and ninth paragraphs under the caption "Underwriting" in the Prospectus.

14.      MISCELLANEOUS

         Subject to the foregoing, the reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

                  The Company and the Underwriters each hereby irrevocably waive any right they may have to trial by jury in respect to any claim based upon or arising out of this Agreement and the transactions contemplated hereby.

                                      * * *

         If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                       Very truly yours,

                                       SUNBELT AUTOMOTIVE GROUP, INC.

                                       By:

                                           Robert W. Gundeck
                                           Chief Executive Officer

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

RAYMOND JAMES & ASSOCIATES, INC.

By:
Its:

As Representative of the several
Underwriters listed on Schedule I

By:  Raymond James & Associates, Inc.

         By:
         Its:   Authorized Officer

                                   SCHEDULE I


                            SCHEDULE OF UNDERWRITERS

                                                      Number of Firm Shares
          Underwriter                                   to be Purchased
          -----------                                 ---------------------


Raymond James & Associates, Inc.

                                      Total
                                                     ----------------------

                                                     ----------------------

                      SCHEDULE II - Manufacturers' Consents

Buick
Cadillac
Chevrolet
Chrysler
Dodge
Ford
GMC
Honda
Hummer
Isuzu
Jeep
Kia
Mazda
Mercury
Mitsubishi
Nissan
Oldsmobile
Plymouth
Pontiac
Saturn
Toyota

                       SCHEDULE III - Franchise Agreements

Buick
Cadillac
Chevrolet
Chrysler
Dodge
Ford
GMC
Honda
Hummer
Isuzu
Jeep
Kia
Mazda
Mercury
Mitsubishi
Nissan
Oldsmobile
Plymouth
Pontiac
Saturn
Toyota